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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report: June 5, 2001
(Date of earliest event reported)

US SEARCH.COM Inc.
(exact name of registrant as specified in its charter)

Delaware	000-26149	95-4504143
(State or other jurisdiction of incorporation or organization)	Commission File:	(I.R.S. Employer Identification No.)

5401 Beethoven Street
Los Angeles, CA 90066
(Address of Principal executive offices, including zip code)

(310) 302-6300
(Registrant"s telephone number, including area code)

ITEM 5. Other Events.

    On June 5, 2001 the Registrant issued to Pequot Private Equity Fund II, L.P., a Delaware limited partnership (the "Purchaser") 203,113 shares of the Registrant's newly-issued Series A-1 Convertible Preferred Stock (the "Series A-1 Preferred") and a warrant to purchase an additional 5,000 shares of Series A-1 Preferred (the "Series A-1 Warrant"). The Series A-1 Preferred and the Series A-1 Warrant (collectively, the "Securities") were issued pursuant to a Preferred Stock Exchange and Purchase Agreement by and between the Registrant and Purchaser (the "Agreement"). The Series A-1 Convertible Preferred Stock has a stated value of $100 per share and is convertible into Common Stock of the Registrant at $0.48237 per share of Common Stock.

    Pursuant to the Agreement, Pequot exchanged all of the outstanding shares of Series A Preferred Stock it purchased in September 2000, delivered to the Registrant for cancellation the Series A Warrant to purchase up to 75,000 additional shares that was issued in connection with the September transaction, and converted two promissory notes bearing interest at an annual rate of 7% in the aggregate amount of $10.15 million that were executed in exchange for the receipt of $10 million in cash and the forgiveness of $150,000 then owed to Purchaser.

    As a result of the Purchaser's purchase of 203,113 shares of Series A-1 Convertible Preferred Stock and the Series A-1 Warrant, the Purchaser beneficially holds, as of the date hereof, 65% of the Common Stock of the Registrant (assuming an immediate conversion of the Series A-1 Convertible Preferred Stock, an exercise in full of the Series A-1 Warrant and an immediate conversion of the Series A-1 Convertible Preferred Stock underlying the Series A-1 Warrant). The Purchaser already holds 3,500,000 shares of the Registrant's Common Stock which it purchased from the Kushner-Locke Company in October 2000 and will, therefore, beneficially hold 70% of the Common Stock of the Registrant (assuming an immediate conversion of the Series A-1 Convertible Preferred Stock, an exercise in full of the Series A-1 Warrant and an immediate conversion of the Series A-1 Convertible Preferred Stock underlying the Series A-1 Warrant).

    In connection with the transactions contemplated by the Agreement, the Registrant has agreed to present to its stockholders a proposal to increase the authorized Common Stock of the Registrant to allow fully the conversion of the Series A-1 Convertible Preferred Stock and the exercise of options which may be issued pursuant to existing options plans of the Registrant.

The Series A-1 Convertible Preferred Stock

    The following is a summary of the principal terms of the Series A-1 Convertible Preferred Stock and is qualified in its entirety by reference to the Certificate of Designations of Series A-1 Convertible Preferred Stock of the Registrant attached to this Current Report on Form 8-K as Exhibit 3.1.

Dividends

    From the date of original issuance of the Series A-1 Convertible Preferred Stock through September 7, 2003, the holders of such preferred stock, in preference to the holders of shares of any class or series of capital stock of the Registrant with respect to dividends, shall be entitled to receive, when, as and if declared by the Board of Directors of the Registrant, non-cumulative cash dividends at an annual rate of 6%. After September 7, 2003, the holders of Series A-1 Convertible Preferred Stock shall receive cumulative dividends at an annual rate of 6%, which dividends shall be paid quarterly in the form of additional shares of Series A-1 Convertible Preferred Stock or cash at the Registrant's election. In addition, in the event any dividends are declared with respect to the Common Stock of the Registrant, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive as additional dividends an amount equal to the amount of dividends that each such holder would have received had the Series A-1 Convertible Preferred Stock been converted into Common Stock as of the date immediately prior to the record date of such dividend.

Liquidation Preference

    In the event of a liquidation, dissolution or winding up of the affairs of the Registrant, the holders of Series A-1 Convertible Preferred Stock shall be entitled to receive out of the assets of the Registrant an amount in cash or stock at the Registrant's discretion equal to $100 per share of Series A-1 Convertible Preferred Stock plus an amount equal to all declared and unpaid and any accrued and unpaid dividends through the date of the distribution before any payment is made or assets distributed to the holders of any class or series of the Common Stock of the Registrant or any other class or series of the Registrant's capital stock ranking junior to the Series A-1 Convertible Preferred Stock with respect to liquidation. After the above-referenced liquidation preference is paid, the holders of the Common Stock and the Series A-1 Preferred Stock, on an as converted basis, will participate ratably in the remaining assets available for distribution to the stockholders. The acquisition of the Registrant resulting in a transfer of more than 50% of the outstanding voting power of the Registrant or the sale of all or substantially all of the assets of the Registrant shall be treated as a liquidation of the Registrant unless the holders of a majority-in-interest of the Series A-1 Convertible Preferred Stock shall agree not to treat such event as a liquidation; provided, that the Registrant may elect to pay this amount, or the holders of Series A-1 Convertible Preferred Stock may elect to receive this amount, in shares of Common Stock of the Registrant.

Optional Redemption

    At any time after September 7, 2005, the Registrant may, upon sixty (60) days written notice to the holders of the Series A-1 Preferred Stock, redeem all, but not less than all, of the then issued and outstanding shares of Series A-1 Preferred Stock for an amount equal to $103.00 per share of Series A-1 Preferred Stock, plus the amount of any accrued and unpaid dividends thereon (the "Optional Redemption Price").

Voting Rights

    The holders of Series A-1 Convertible Preferred Stock shall be entitled to vote together with the holders of Common Stock on all matters submitted for a vote of the stockholders of the Registrant, including the election of directors. The holders of Series A-1 Convertible Preferred Stock shall also have the right, voting separately as a single class, to elect up to 2 members of the Board of Directors of the Registrant (the "Series A-1 Directors").

    If there shall occur certain material events with respect to the Registrant, including, among other events, the Registrant's failure to timely declare or pay the required dividends on the Series A-1 Convertible Preferred Stock, or any obligation of the Registrant, whether as principal, guarantor, surety or other obligor for the payment of indebtedness or borrowed money in excess of $5,000,000 becoming or being declared due and payable prior to the express maturity thereof and not being paid when due or within any grace period and such default remaining uncured for 15 days, the holders of Series A-1 Convertible Preferred Stock shall have the right, voting as a separate class, to elect a sufficient number of additional directors of the Registrant to such that the Series A-1 Directors constitute a majority of the Board of Directors of the Registrant. This right shall terminate upon the curing of the event which gave rise to it.

Preemptive Rights

    In the event that the Registrant proposes to issue any shares of its Common Stock or securities convertible into or exchangeable or exercisable for shares of Common Stock in any transaction (other than certain specified exceptions) each holder of Series A-1 Convertible Preferred Stock shall have the right to purchase its pro rata amount of such shares (computed on an as-converted and fully diluted basis).

Conversion

    The conversion price per share of the Series A-1 Convertible Preferred Stock shall be $0.48237, subject to adjustment under certain circumstances.

Special Approval Rights

    As long as the Purchaser and/or its affiliates, in the aggregate, hold more than 25% of the Series A-1 Convertible Preferred Stock, the Registrant will not take certain actions without the consent of the Board of Directors and the consent of the Series A-1 Directors.

ITEM 7. Financial Statements and Exhibits.

3.1	Certificate of Designations of Series A-1 Convertible Preferred Stock
10.1	Preferred Stock Exchange and Purchase Agreement, dated June 5, 2001, by and between the US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.
10.2	First Amendment to Investors' Rights Agreement, dated June 5, 2001, by and between US SEARCH.com Inc. and Pequot Private Equity Fund II, L.P.
10.3	Warrant, dated June 5, 2001, by US SEARCH.com Inc. in favor of Pequot Private Equity Fund II, L.P.
10.4	First Amendment to Stockholders Agreement, dated June 1, 2001, by and among US SEARCH.com Inc., Pequot Private Equity Fund II, L.P. and The Kushner-Locke Company

*****

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized, US SEARCH.com Inc.

Date: June 7, 2001	US SEARCH.COM INC.
	By:	/s/ BRENT N. COHEN Brent N. Cohen Chief Executive Officer

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FORM 8-K
The Series A-1 Convertible Preferred Stock
Dividends
Liquidation Preference
Optional Redemption
Voting Rights
Preemptive Rights
Conversion
Special Approval Rights
SIGNATURES